                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-2

                                                                                                  Distribution Date: 3/17/2003

Section 5.2 - Supplement                                       Class A           Class B       Collateral                 Total
----------------------------------------------------------------------------------------------------------------------------------

(i)      Monthly Principal Distributed                                0.00            0.00            0.00                     0.00

(ii)     Monthly Interest Distributed                         2,740,833.33      160,416.67       68,578.13             2,969,828.13
         Deficiency Amounts                                           0.00            0.00                                     0.00
         Additional Interest                                          0.00            0.00                                     0.00
         Accrued and Unpaid Interest                                                                  0.00                     0.00

(iii)    Collections of Principal
         Receivables                                         75,605,945.61    4,295,792.36    6,014,109.31            85,915,847.28

(iv)     Collections of Finance
         Charge Receivables                                   6,455,838.75      366,809.02      513,532.63             7,336,180.40

(v)      Aggregate Amount of Principal
         Receivables                                                                                              32,675,906,176.79

                         Investor Interest                  550,000,000.00   31,250,000.00   43,750,000.00           625,000,000.00
                         Adjusted Interest                  550,000,000.00   31,250,000.00   43,750,000.00           625,000,000.00

                                            Series
         Floating Investor Percentage           1.91%               88.00%           5.00%           7.00%                  100.00%
         Fixed Investor Percentage              1.91%               88.00%           5.00%           7.00%                  100.00%

(vi)    Receivables Delinquent
        (As % of Total Receivables)
                 Current                                                                                                     95.53%
                30 to 59 days                                                                                                1.36%
                 60 to 89 days                                                                                                1.03%
                90 or more days                                                                                              2.08%
                                                                                                                ------------------
                                            Total Receivables                                                               100.00%

(vii)    Investor Default Amount                              2,690,398.48      152,863.55      214,008.97             3,057,271.00

(viii)   Investor Charge-Offs                                         0.00            0.00            0.00                     0.00

(ix)     Reimbursed Investor
         Charge-Offs/Reductions                                       0.00            0.00            0.00

(x)      Net Servicing Fee                                      458,333.33       26,041.67       36,458.33               520,833.33

(xi)     Portfolio Yield (Net of
         Defaulted Receivables)*                                                                                              9.43%

(xii)    Reallocated Monthly Principal                                                0.00            0.00                     0.00

(xiii)   Closing Investor Interest
         (Class A Adjusted)                                 550,000,000.00   31,250,000.00   43,750,000.00           625,000,000.00

(xiv)   LIBOR                                                                                                              1.34000%

(xv)   Principal Funding Account Balance                                                                                       0.00

(xvii) Accumulation Shortfall                                                                                                  0.00

(xviii)Principal Funding Investment Proceeds                                                                                   0.00

(xx)   Principal Investment Funding Shortfall                                                                                  0.00

(xxi)  Available Funds                                      5,997,505.42      340,767.35      477,074.29             6,815,347.07

(xxii) Certificate Rate                                         5.98000%        6.16000%        2.09000%

----------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.


   By:
           -----------------------------
   Name:   Patricia M. Garvey
   Title:  Vice President

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-3

                                                                                                      Distribution Date: 3/17/2003

Section 5.2 - Supplement                                     Class A         Class B       Collateral                  Total
------------------------------------------------------------------------------------------------------------------------------------

(i)     Monthly Principal Distributed                                0.00            0.00            0.00                       0.00

(ii)    Monthly Interest Distributed                         2,434,132.89      141,813.47       51,370.80               2,627,317.16
        Deficiency Amounts                                           0.00            0.00                                       0.00
        Additional Interest                                          0.00            0.00                                       0.00
        Accrued and Unpaid Interest                                                                  0.00                       0.00

(iii)   Collections of Principal
        Receivables                                         56,633,389.62    3,217,789.05    4,505,075.24              64,356,253.90

(iv)    Collections of Finance
        Charge Receivables                                   4,835,810.58      274,760.50      384,679.26               5,495,250.34

(v)     Aggregate Amount of Principal
        Receivables                                                                                                32,675,906,176.79

                         Investor Interest                 411,983,000.00   23,408,000.00   32,772,440.86             468,163,440.86
                         Adjusted Interest                 411,983,000.00   23,408,000.00   32,772,440.86             468,163,440.86

                                         Series
        Floating Investor Percentage         1.43%                 88.00%           5.00%           7.00%                    100.00%
        Fixed Investor Percentage            1.43%                 88.00%           5.00%           7.00%                    100.00%

(vi)    Receivables Delinquent
        (As % of Total Receivables)
                Current                                                                                                       95.53%
                30 to 59 days                                                                                                  1.36%
                60 to 89 days                                                                                                  1.03%
                90 or more days                                                                                                2.08%
                                                                                                                --------------------
                                         Total Receivables                                                                   100.00%

(vii)   Investor Default Amount                              2,015,269.89      114,503.36      160,310.77               2,290,084.01

(viii)  Investor Charge-Offs                                         0.00            0.00            0.00                       0.00

(ix)    Reimbursed Investor
        Charge-Offs/Reductions                                       0.00            0.00            0.00

(x)     Net Servicing Fee                                      343,319.17       19,506.67       27,310.37                 390,136.20

(xi)    Portfolio Yield (Net of
        Defaulted Receivables)*                                                                                                9.43%

(xii)   Reallocated Monthly Principal                                                0.00            0.00                       0.00

(xiii)  Closing Investor Interest
        (Class A Adjusted)                                 411,983,000.00   23,408,000.00   32,772,440.86             468,163,440.86

(xiv)   LIBOR                                                                                                               1.34000%

(xv)    Principal Funding
        Account Balance                                                                                                         0.00

(xvii)  Accumulation Shortfall                                                                                                  0.00

(xviii) Principal Funding
        Investment Proceeds                                                                                                     0.00

(xx)    Principal Investment
        Funding Shortfall                                                                                                       0.00

(xxi)   Available Funds                                      4,492,491.41      255,253.83      357,368.89               5,105,114.14

(xxii)  Certificate Rate                                         7.09000%        7.27000%        2.09000%

------------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.


  By:
          -------------------------------------
  Name:   Patricia M. Garvey
  Title:  Vice President